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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts" and "Selected Combined Financial Data" and to the use of our reports dated April 16, 1996, relating to the predecessor combined financial statements in the Registration Statement (Form S-1 No. 333-3600) and related Prospectus of Donna Karan International, Inc. for the registration of 10,750,000 shares of its Common Stock.

                                          Ernst & Young LLP

New York, New York
June 6, 1996